Exhibit 99.1

FIGURE TECHNOLOGY SOLUTIONS REPORTS THIRD QUARTER 2025 RESULTS

NEW YORK, November 13, 2025 /Globe/ — Figure Technology Solutions (Nasdaq: FIGR), the leading blockchain-native capital marketplace for the origination, funding, sale and trading of tokenized assets, today announced financial results for the quarter ended September 30, 2025.

“We recently completed our successful initial public offering and are pleased to report a strong first quarter as a public company. The continued success of Figure’s marketplace approach to tokenized consumer loan origination drove significant growth in earnings, with Net Income increasing 227% year-over-year while also achieving an Adjusted EBITDA margin of 55%, underscoring the scalability of our blockchain-based model. Alongside margin expansion, we delivered solid performance across our key metrics, consumer loan marketplace volume, Adjusted Net Revenue, and growth across our blockchain ecosystem pillars, positioning Figure to finish 2025 with continued momentum.”

- Michael Tannenbaum, CEO

Q3 2025 Financial Highlights

●	Consumer Loan Marketplace volume was $2.5 billion in the quarter, a 70% increase from the prior year. This included Figure Connect volume of $1.1 billion, up from $767 million in the second quarter. The Figure Connect platform was launched in June 2024.

●	Net Revenue increased 55% year-over-year. Adjusted Net Revenue was $156 million, up 42% from third quarter 2024.

●	Net Income increased 227% year-over-year to $90 million.

●	Adjusted EBITDA increased 75% year-over-year to $86 million; Adjusted EBITDA margin reached 55%, up 10 percentage points year-over-year.

●	The company completed its initial public offering of its shares on September 12, 2025, issuing 36 million shares, including 28 million primary shares, for net proceeds of $663 million.

Q3 2025 Financial Highlights

$000s unless noted	Q3	Q3	9M YTD	9M YTD	Q3	9M YTD
(Unaudited)	2025	2024	2025	2024	YoY %	YoY%
GAAP Results
Net Revenue	156,365	101,007	346,952	257,030	55%	35%
Net Income	89,822	27,427	119,203	14,026	227%	750%
Earnings per Share - Basic	$0.42	$0.09	$0.48	$0.00	367%	-
Earnings per Share - Diluted	$0.34	$0.09	$0.38	$0.00	278%	-

Non-GAAP Results
Adjusted Net Revenue	156,034	110,034	357,172	262,546	42%	36%
Adjusted EBITDA	86,386	49,437	169,827	85,988	75%	98%
Adjusted EBITDA Margin	55.4%	44.9%	47.5%	32.8%	+10.5 p.p.	+14.7 p.p.

Selected Metrics $ Millions unless noted	Q3	Q3	9M YTD	9M YTD	Q3	9M YTD
(Unaudited)	2025	2024	2025	2024	YoY %	YoY%
Ecosystem Volume	2,538	1,837	6,040	4,344	38%	39%
Consumer Loan Marketplace Volume	2,469	1,450	5,673	3,957	70%	43%
Figure Connect Volume	1,131	-	2,376	-	-	-
Net Take Rate	4.4%	5.3%	4.1%	4.4%	-0.9 p.p.	-0.3 p.p.

Q3 2025 Business Highlights

●	Figure Connect volume reached 46% of Consumer Loan Marketplace volume in the quarter.

●	First-lien volume as a percentage of Consumer Loan Marketplace volume increased 650 bps to 17% compared to the third quarter of 2024.

●	Volume from new product categories exceeded $80 million in the third quarter, including Crypto Backed Loans, Small/Medium Business Loans, Debt Service Coverage Ratio Loans and HELOC for Seniors Interest-Only Mortgage Loans.

●	Figure ended the quarter with 246 active partners in its ecosystem and added one of the largest loan servicers in the United States.

●	Democratized Prime now includes three different classes: HELOC, Crypto-Backed Loans, and Exchange Margin. Synergy One, an existing Figure mortgage partner, joined the Democratized Prime platform, representing the platform’s first institutional client.

●	$YLDS balance as of November 13, 2025 is approaching $100 million, up from $4 million in the second quarter. Figure recently partnered with both Sui Foundation and Solana Foundation to drive further growth.

Webcast Information

Figure will host a conference call and webcast at 8:30 a.m. Eastern Time, Friday, November 14, 2025 to discuss its results and outlook. A link to the live discussion and accompanying presentation will be made available on the Company’s investor relations website at https://investors.figure.com/. A replay will also be made available following the discussion at the same website.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including without limitation statements regarding our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, ability to determine reserves, and ability to remain profitable; our ability to maintain, expand, and enter into new relationships with partners and loan purchasers on the secondary market, our ability to broaden our network of partners; and our ability to successfully execute our business and growth strategy; and anticipated trends, growth rates, and challenges in our business, the cryptoeconomy, the price, and market capitalization of digital assets and in the markets in which we operate are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms, and similar expressions. Forward-looking statements are predictions based largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These statements speak only as of the date of this press release.

Important factors that could cause actual results to differ materially include, among others: our history of losses and the risk that we may not maintain profitability; our reliance on HELOCs and exposure to fluctuations in the HELOC market and housing values; our ability to attract and retain borrowers, partners, and loan purchasers and to drive adoption of Figure-branded and Partner-branded channels including Figure Connect; loan performance and default rates and the effect of credit performance on access to and pricing of warehouse facilities, whole-loan sales, and securitizations; changes in interest rates and U.S. monetary policy that impact originations, funding costs, and investor demand; legal and regulatory risks affecting lending and mortgage-related activities and the evolving framework for digital assets, including potential changes in the characterization or regulation of certain digital assets and related products; dependence on key third-party providers including cloud, custodial, valuation, and data vendors and risks from outages or service disruptions; technology failures, cybersecurity incidents, or other operational disruptions; protection and enforcement of intellectual property; compliance with licensing, consumer protection, privacy, data security, and sanctions/AML laws, and shifting enforcement priorities at the federal and state levels; our ability to remediate previously identified material weaknesses and meet our post-IPO public company reporting and internal control obligations; competition; macroeconomic and geopolitical conditions; our dual-class structure and concentrated voting control and related impacts on corporate governance; equity market volatility affecting our Class A common stock; and the other risks described in “Risk Factors” in our final prospectus dated September 10, 2025 filed pursuant to Rule 424(b)(4), and in our other filings with the SEC.

You should read this press release and the documents we reference in it with the understanding that actual future results may differ materially from our expectations. We qualify all forward-looking statements in this press release by these cautionary statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events, changed circumstances, or otherwise.

About Non-GAAP Financial Measures and Other Performance Metrics

Financial Measures

In order to better help understand our financial performance, we use several key performance metrics that should be viewed independently of GAAP items, as these metrics are not intended to be combined with those items. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.

Adjusted Net Revenue

Adjusted Net Revenue is a non-GAAP financial measure used by our management to evaluate operating performance. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, Adjusted Net Revenue provides a useful measure for period-to-period comparisons of our business, as it removes the effect of a non-cash, non-realized adjustment that is included in net revenue. Adjusted Net Revenue is defined as net revenue excluding the change in fair value of MSR associated with changes in our estimates that management has determined are not reflective of our operating performance.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure used by our management to evaluate operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe this measure provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, Adjusted EBITDA provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash items, variable charges, non-recurring items, unrealized gains or losses or other similar non-cash items that are included in net income or expenses associated with the early stages of the business that are expected to ultimately terminate, pursuant to the terms of certain existing contractual arrangements or expected to continue at levels materially below the historical level, or that otherwise do not contribute directly to management’s evaluation of its operating results. Adjusted EBITDA is defined as net income excluding interest expense incurred in connection with our debt obligations other than debt associated with our funding of loans held for sale, income taxes, amortization and depreciation expense, stock-based compensation expense, non-cash changes in certain financial instruments, and other items that management has determined are not reflective of our operating performance.

The following table presents a reconciliation of Net Revenue to Adjusted Net Revenue and Net Income to Adjusted EBITDA for the three and nine months ended September 30, 2025 and 2024:

Adjusted EBITDA Margin

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Adjusted Net Revenue.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Total Net Revenue	$156,365	$101,007	$346,952	$257,030
Plus: Valuation Changes in Fair Value of MSRs	(331)	9,027	10,220	5,516
Adjusted Net Revenue	$156,034	$110,034	$357,172	$262,546

Net Income (Loss)	$89,822	$27,427	$119,203	$14,026
Plus: Valuation Changes in Fair Value of MSRs	(331)	9,027	10,220	5,516
Plus: Change in Fair Value of Digital Assets and Related Investments	(3,745)	(1,658)	3,546	(7,988)
Plus: Impairment of Capitalized Software	—	—	—	8,591
Plus: Impairment of Digital Assets	—	1	—	5,851
Plus: Services Exchanged for Issuance of Warrants	2,459	2,572	7,863	4,019
Plus: Registration Costs	2,430	—	4,277	—
Plus: Restructuring Costs	689	—	3,672	2,497
Plus: Stock-Based Compensation Expense	17,469	4,533	22,730	34,526
Plus: Amortization of Internally Developed Software Costs	4,304	3,811	12,381	13,255
Plus: Non-Funding Interest Expense	4,752	2,471	12,811	3,907
Plus: Income Tax Provision	(31,463)	1,253	(26,876)	1,788
Adjusted EBITDA	$86,386	$49,437	$169,827	$85,988
Adjusted EBITDA Margin	55.4%	44.9%	47.5%	32.8%

About Figure

Figure Technology Solutions, Inc. (Nasdaq: FIGR) is the leading blockchain-native capital marketplace for the origination, funding, sale and trading of tokenized assets. More than 240 partners use its loan origination system and capital marketplace. Collectively, Figure and its partners have originated over $18 billion of loans to date, among other products, making Figure’s ecosystem the largest non-bank provider of home equity financing. The fastest growing components are Figure Connect, its consumer credit marketplace, and Democratized Prime, Figure’s on-chain lend-borrow marketplace. Figure’s ecosystem also includes DART (Digital Asset Registry Technology) for asset custody and lien perfection, and $YLDS, an SEC-registered yield-bearing stablecoin that operates as a tokenized money market fund.

Figure is the market leader in real world asset (RWA) tokenization and its most recent securitization received a AAA rating from S&P and Moody’s, the first of its kind for blockchain finance. For more information, visit https://figure.com or follow Figure on LinkedIn.

FIGURE TECHNOLOGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share data)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,097,123	$287,256
Restricted cash	64,590	57,777
Loans held for sale, at fair value	389,032	395,922
Digital assets ($101,408 and $76,362 at fair value)	102,913	77,862
Accounts receivable, net	46,238	20,998
Other current assets	59,828	14,875
Total current assets	1,759,724	854,690
Loan servicing asset, at fair value	100,000	88,497
Marketable securities, at fair value	239,694	163,489
Digital assets, non-current	7,272	9,704
Loan to related parties	9,927	9,372
Other non-current assets	40,172	33,826
Total assets	$2,156,789	$1,159,578
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$55,320	$37,217
Payables to third-party loan owners	336,547	212,619
Debt, current ($18,962 and $— at fair value)	268,923	305,294
Other current liabilities	117,385	70,401
Total current liabilities	778,175	625,531
Debt, non-current	197,827	167,882
Lease liability, non-current	4,227	2,790
Total liabilities	980,229	796,203
Stockholders’ equity:
Convertible Preferred stock — no shares authorized, issued and outstanding at September 30, 2025; $0.00001 par value per share: 115,983,447 shares authorized, 111,900,495 issued and outstanding at December 31, 2024, liquidation preference $528,566,000	—	2
Common stock — no shares authorized, issued and outstanding at September 30, 2025; $0.00001 par value per share: 240,820,153 shares authorized, 69,300,284 issued and outstanding at December 31, 2024	—	2
Preferred stock — $0.0001 par value per share: 100,000,000 shares authorized, no shares issued and outstanding at September 30, 2025; no shares authorized, issued and outstanding at December 31, 2024	—	—
Class A common stock — $0.0001 par value per share: 1,000,000,000 shares authorized, 174,853,649 shares issued and outstanding at September 30, 2025; no shares authorized, issued and outstanding at December 31, 2024	17	—
Class B common stock — $0.0001 par value per share: 200,000,000 shares authorized, 37,893,047 shares issued and outstanding at September 30, 2025; no shares authorized, issued and outstanding at December 31, 2024	4	—
Blockchain common stock — $0.0001 par value per share: 500,000,000 shares authorized, no shares issued and outstanding at September 30, 2025; no shares authorized, issued and outstanding at December 31, 2024	—	—
Additional paid-in capital	1,369,956	675,945
Accumulated deficit	(202,153)	(320,851)
Total Figure Technology Solutions, Inc. stockholders’ equity	1,167,824	355,098
Noncontrolling interests in consolidated subsidiaries	8,736	8,277
Total stockholders’ equity	1,176,560	363,375
Total liabilities and stockholder’s equity	$2,156,789	$1,159,578

FIGURE TECHNOLOGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net Revenue
Ecosystem and technology fees	$35,691	$7,323	$79,445	$19,830
Servicing fees	7,882	6,483	22,537	18,389
Interest income	17,864	12,772	50,502	32,475
Origination fees	21,415	18,940	50,142	51,244
Gain on sale of loans, net	63,561	57,434	131,896	116,069
Gain (loss) on servicing asset, net	9,332	(2,057)	11,502	18,580
Other revenue	620	112	928	443
Total net revenue	156,365	101,007	346,952	257,030
Expenses
General and administrative	36,366	15,890	71,603	78,428
Technology and product development	15,915	16,080	49,349	46,407
Operations and processing	18,217	11,333	45,342	33,275
Sales and marketing	22,144	15,031	54,077	40,979
Interest expense	12,450	14,761	35,798	41,951
Other (income) expense	(1,445)	1,775	2,268	5,951
Total expenses	103,647	74,870	258,437	246,991
Operating income	52,718	26,137	88,515	10,039
Other income, net
Other income, net	5,641	2,543	3,812	5,775
Total other income, net	5,641	2,543	3,812	5,775
Income before income taxes	58,359	28,680	92,327	15,814
Income tax provision	(31,463)	1,253	(26,876)	1,788
Net income	89,822	27,427	119,203	14,026
Net income attributable to noncontrolling interests in consolidated subsidiaries	246	88	505	2,288
Net income attributable to Figure Technology Solutions, Inc.	$89,576	$27,339	$118,698	$11,738

Net income per share of Class A and Class B common stock
Basic	$0.42	$0.09	$0.48	$0.00
Diluted	$0.34	$0.09	$0.38	$0.00
Weighted-average Class A and Class B common shares outstanding
Basic	103,571,820	68,568,542	80,896,185	63,700,455
Diluted	129,922,329	73,585,747	103,106,387	69,854,927

FIGURE TECHNOLOGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2025	2024
Operating Activities:
Net income	$119,203	$14,026
Adjustments to reconcile net loss to net cash flows used in operating activities:
Gain on servicing asset, net	(11,502)	(18,580)
Gain on sale of loans, net	(126,130)	(116,069)
Loss (gain) on sale of digital assets	(2,979)	(7,065)
Income from fund and equity method investments	475	296
Amortization of deferred financing costs	732	712
Amortization of internally developed software	12,381	13,255
Impairment of internally developed software costs	—	8,591
Impairment of digital assets	—	5,851
Services exchanged for issuance of warrants	7,863	4,019
Stock-based compensation expense	22,730	34,526
Losses on repurchased loans	2,268	5,951
Net change in operating assets and liabilities:
Proceeds from loan sales, net of repurchases	4,599,255	3,553,500
Originations of loans held for sale	(2,561,856)	(2,409,864)
Purchases of loans held for sale	(2,221,013)	(1,568,000)
Principal payments on loans held for sale	324,568	334,777
Purchases of marketable securities	(141,878)	(81,622)
Proceeds from sale of marketable securities	—	872
Principal payments on marketable securities	62,517	8,342
Accounts receivable, net	(25,240)	3,682
Other assets	(54,528)	(12,994)
Accounts payable and other liabilities	42,431	11,429
Net cash provided by (used in) operating activities	49,297	(214,365)
Investing activities:
Capitalization of internally developed software costs	(16,077)	(12,498)
Investment contributions	(2,477)	(3,314)
Purchases of digital assets	(9,938)	(25,777)
Proceeds from sales of digital assets	12,634	10,842
Loan receivable issued to related parties	—	(2,030)
Payment on note receivable from related parties	—	809
Distributions from investments	797	—
Realized losses on futures	(5,766)	—
Sale of internally developed software	—	1,000
Net cash used in investing activities	(20,827)	(30,968)
Financing activities:
Proceeds from debt	4,169,636	3,459,213
Principal payments on debt	(4,175,300)	(3,217,322)
Payments of deferred financing costs	(1,494)	(1,574)
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	663,443	—
Proceeds from servicing activity on behalf of third-party loan owners	123,086	60,390
Proceeds from issuance of preferred stock	—	71,774
Distributions to shareholders	—	(2,765)
Proceeds from exercises of stock options	8,737	867
Other financing activities	102	258
Net cash provided by financing activities	788,210	370,841
Net increase in cash, cash equivalents, and restricted cash	816,680	125,508
Cash, cash equivalents, and restricted cash, beginning of period	345,033	175,780
Cash, cash equivalents, and restricted cash, end of period	$1,161,713	$301,288

Supplemental cash flow disclosures
Cash paid during the period for interest	$36,371	$41,117
Cash paid during the period for income taxes	8,015	48

Supplemental disclosures of non-cash investing and financing activities
Stock-based compensation included in capitalized internally developed software	329	401
Contribution from related party	—	1,500
Distribution of noncontrolling interest in fund	—	8
Distributions from Onshore Solana Fund	1,759	—
Transfers from held for sale to held for investment	—	4,959
Other capital contributions	—	2,958
Accrued issuance costs	3,533	1,025
Unrealized losses on futures	318	—
Right of use assets obtained in exchange for operating lease liabilities	3,080	—